Exhibit 23.1

James Stafford
James Stafford, Inc. Chartered Accountants Suite 350 – 1111 Melville Street Vancouver, British Columbia Canada V6E 3V6 Telephone +1 604 669 0711 Facsimile +1 604 669 0754 www.jamesstafford.ca

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the heading “Experts” and to the use in this Registration Statement on Form S-1 of our report dated 3 December 2010 related to the financial statements of Eternity Healthcare Inc., which appears in such Registration Statement.

/s/ James Stafford
Vancouver, Canada	Chartered Accountants

4 February 2011